As filed with the Securities and Exchange Commission on October 10, 2018

Registration No. 333-227168

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3316839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, CA 94005

(415) 287-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Maag, Ph.D.

President and Chief Executive Officer

CareDx, Inc.

3260 Bayshore Boulevard

Brisbane, CA 94005

(415) 287-2300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey T. Hartlin, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

(650) 320-1804

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No. 333-227168) (the “Registration Statement”) of CareDx, Inc. is being filed solely to re-file Exhibit 23.1 to the Registration Statement, which was previously filed with the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page and Exhibit 23.1. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits

Exhibit Number	Description	Registrant’s Form	Date Filed with the SEC	Exhibit Number

1.1†	Form of Underwriting Agreement.

1.2‡	Sales Agreement, dated August 31, 2018, by and between CareDx, Inc. and Jefferies LLC

3.1	Amended and Restated Certificate of Incorporation.	10-Q	8/28/2014	3.1

3.2	Amended and Restated Bylaws.	10-Q	8/28/2014	3.4

4.1	Form of Registrant’s common stock certificate.	10-K	3/31/2015	4.1

4.2	Sixth Amended and Restated Investors Rights Agreement, dated July 1, 2009, as amended on March 29, 2012, June 10, 2014, and July 14, 2014, between the Registrant and certain holders of the Registrant’s capital stock named therein.	10-K	3/31/2015	4.2

4.3#	1998 Equity Incentive Plan and forms of agreements thereunder.	S-1	6/3/2014	10.2

4.4#	2008 Equity Incentive Plan and forms of agreements thereunder.	S-1	6/3/2014	10.3

4.5#	ImmuMetrix, Inc. 2013 Equity Incentive Plan.	S-1	6/3/2014	10.19

4.6#	2014 Equity Incentive Plan, as amended.	8-K	6/26/2018	10.1

4.7#	Form of Option Agreement under the 2014 Equity Incentive Plan for New Options.	SC TO-I	10/12/2017	99	(d)(3)

4.8#	2014 Employee Stock Purchase Plan and forms of agreements thereunder.	S-8	7/18/2014	4.5

4.9#	2016 Inducement Equity Incentive Plan.	S-8	5/23/2016	4.1

4.10#	Form of Warrant.	8-K	4/14/2016	10.3

4.11	Form of Common Stock Purchase Warrant issued to the Purchasers on March 15, 2017.	8-K	3/15/2017	4.2

4.12	Registration Rights Agreement dated March 15, 2017 between the Registrant and the Purchasers.	8-K	3/15/2017	4.3

4.13	Registration Rights Agreement dated July 3, 2017 among the Registrant, FastPartner AB, Midroc Invest AB and Xenella Holding AB.	10-Q	8/11/2017	4.7

4.14	Amendment No. 1 to Registration Rights Agreement, dated November 14, 2017, among the Registrant, FastPartner AB, Midroc Invest AB and Xenella Holding AB.	8-K	11/14/2017	4.1

4.15	Form of Common Stock Purchase Warrant issued to the Purchasers on April 17, 2018.	10-Q	8/9/2018	4.12

4.16‡	Form of Indenture, between the Registrant and one or more trustees to be named.

4.17†	Form of Common Stock Warrant Agreement and Warrant Certificate.

4.18†	Form of Preferred Stock Warrant Agreement and Warrant Certificate.

4.19†	Form of Debt Securities Warrant Agreement and Warrant Certificate.

4.20†	Form of Debt Securities.

4.21†	Form of Unit Agreement.

4.22†	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock.

5.1‡	Opinion of Paul Hastings LLP.

12.1‡	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for the Years Ended December 31, 2013, 2014, 2015, 2016 and 2017 and the Six Months Ended June 30, 2018.

23.1*	Consent of Independent Registered Public Accounting Firm.

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23.2‡	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1‡	Power of Attorney (included on the signature page to this Registration Statement).

25.1+	Statement of Eligibility of Trustee under the Indenture.

†	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.
‡	Previously filed.
#	Indicates management contract or compensatory plan or arrangement.
*	Filed herewith.
+	To be filed separately under the electronic form type 305B2, if applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on October 10, 2018.

CAREDX, INC.

By:	/s/ Peter Maag, Ph.D.
Peter Maag, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Maag, Ph.D.	President, Chief Executive Officer, and Director	October 10, 2018
Peter Maag, Ph.D.	(Principal Executive Officer)

/s/ Michael Bell	Chief Financial Officer	October 10, 2018
Michael Bell	(Principal Financial and Accounting Officer)

*	Director	October 10, 2018
Michael D. Goldberg

*	Director	October 10, 2018
Amy Abernethy, M.D., Ph.D.

*	Director	October 10, 2018
George W. Bickerstaff, III

*	Director	October 10, 2018
Fred E. Cohen, M.D.

*	Director	October 10, 2018
William Hagstrom

*	Director	October 10, 2018
Ralph Snyderman, M.D.

* By:	/s/ Peter Maag, Ph.D.
Peter Maag, Ph.D.
Attorney-in-Fact

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